Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41001 of Allstar Systems, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated March 17, 2000, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 22, 2000